UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: September 10, 2012
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On September 10, 2012, Sun Communities, Inc. (the “Company”) and its operating partnership, Sun Communities Operating Limited Partnership, entered into an underwriting agreement with Citigroup Global Markets Inc. (the “Underwriting Agreement”), as representative of the several underwriters named in Schedule II of the Underwriting Agreement (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 3,000,000 shares (the “Offered Shares”) of the Company's common stock (the “Common Stock”) at a price of $44.06 per share. The Company also granted the Underwriters a 30-day option to purchase up to 450,000 additional shares of Common Stock (the “Option Shares” and, together with the Offered Shares, the “Shares”).
The offering and sale of the Shares have been registered under the Securities Act of 1933, as amended, pursuant to the Company's effective shelf registration statement on Form S-3 (Registration No. 333-181315).
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01	Other Events.

Press Release

On September 10, 2012, the Company issued a press release announcing the offering of the Shares.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Loan Agreement

In December 2011, the Company entered into a $17.0 million variable financing agreement with Bank of America, N.A. and The Private Bank and Trust Company (collectively, the “Lenders”) to fund the acquisition of certain Florida properties and, in March 2012, the Company entered into an amended and restated variable financing agreement with the Lenders,  which added an additional $19.0 million to the December 2011 variable financing agreement (collectively, the "$36 Million Facility").

As previously disclosed, as of June 30, 2012, the Company was in compliance with all covenants under the $36 Million Facility except that its subsidiaries that own the properties securing the $36 Million Facility were not in compliance with the debt service coverage ratio covenant contained in the $36 Million Facility. There has been no Event of Default (as defined in the loan agreement) under the $36 Million Facility. On August 13, 2012, the Lenders notified the Company that if it did not cure this non-compliance on or before September 12, 2012, an Event of Default would occur under the loan agreement. On September 11, 2012, the Lenders extended the cure period through October 5, 2012. The Company has requested a waiver of its non-compliance with the covenant for a specified period of time and, if it is unable to obtain such waiver, it intends to comply with the covenant by voluntarily paying down a portion of the $36 Million Facility in accordance with the loan agreement.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement dated September 10, 2012 among Sun Communities, Inc., Sun Communities Operating Limited Partnership, and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule II thereto

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation
23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (included in Exhibit 5.1)
99.1	Press Release, dated September 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: September 12, 2012	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement dated September 10, 2012 among Sun Communities, Inc., Sun Communities Operating Limited Partnership, and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule II thereto

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation
23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (included in Exhibit 5.1)
99.1	Press Release, dated September 10, 2012